                                                                     EXHIBIT 2.3
                                MERGER AGREEMENT



         This Merger Agreement (this "Agreement") is entered into as of November 13, 1995 by and among Republic Waste Industries, Inc., a Delaware corporation ("Republic"); RI/FCC Mergersub, Inc. ("RI/FCC"), RI/FWS Mergersub, Inc. ("RI/FWS"), RI/PD Mergersub, Inc. ("RI/PD"), RI/FV Mergersub, Inc. ("RI/FV"), and RI/Investment Co., Inc. ("RI/Investment"), each a South Carolina corporation and wholly-owned subsidiary of Republic (sometimes hereinafter collectively referred to as the "Republic Merger Subs", and together with Republic, the "Republic Companies"); Fennell Waste Systems, Inc. ("Fennell Waste"), Fennell Container Co., Inc. ("Fennell Container"), Fenn-Vac, Inc. ("Fenn-Vac"), Pepperhill Development Co., Inc. ("Pepperhill"), and GF/WWF, Inc. ("GF/WWF"), each a South Carolina corporation (sometimes hereinafter collectively referred to as the "Fennell Companies"); and the shareholders of the Fennell Companies, George W. Fennell ("Fennell"), Robert N. Shepard ("Shepard"), G. Scott Fennell, S. Allison Fennell, Debra A. Haschker, James R. Bland, John H. Chapman, Jeffrey A. Forslund and Leo J. Zolnierowicz (sometimes hereinafter collectively referred to as the "Shareholders", and Fennell and Shepard are sometimes hereinafter collectively referred to as the "Control Shareholders"). Certain other capitalized terms used herein are defined in
Article XI.


                                    RECITALS


         The Boards of Directors of Republic and the Fennell Companies have determined that it is in the best interests of their respective shareholders for Republic to acquire the Fennell Companies upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, Republic has organized the Republic Merger Subs as wholly-owned subsidiaries, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge the Republic Merger Subs with and into the Fennell Companies so that the Fennell Companies continue as the surviving corporations (the "Surviving

Corporations"). As a result, the Fennell Companies will become wholly-owned subsidiaries of Republic.


                               TERMS OF AGREEMENT


         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  THE MERGERS

         1.1 THE MERGERS. Subject to the terms and conditions of this Agreement, at the Effective time (as defined below), and pursuant to the terms and conditions set forth in the Plans of Merger annexed hereto as Exhibits A through E (the "Plans of Merger"), the Republic Merger Subs will be merged with and into the Fennell Companies (the "Mergers") as follows:

                   (a)     RI/FCC will be merged with and into Fennell
                           Container;

                   (b)     RI/FWS will be merged with and into Fennell Waste;

                   (c)     RI/PD will be merged with and into Pepperhill;

                   (d)     RI/FV will be merged with and into Fenn-Vac; and

                   (e)     RI/Investment will be merged with and into GF/WWF.

The terms and conditions of the Plans of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Mergers, the separate corporate existence of each of the



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Republic Merger Subs shall cease and each of the Fennell Companies shall continue as the Surviving Corporations and wholly-owned subsidiaries of Republic.

         1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Mergers (the "Closing") shall take place as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Articles VI and VII, at the offices of Akerman, Senterfitt & Eidson, P.A., 801 Brickell Avenue, 24th Floor, Miami, Florida 33131, or such other place as the parties may otherwise agree. The parties agree to use their best efforts to consummate the Closing on or before November 30, 1995.

         1.3 FILING OF ARTICLES OF MERGER. At the time of the Closing, the parties shall cause the Mergers to be consummated by filing duly executed Articles of Merger with respect to each of the Mergers (with the completed Plans of Merger annexed thereto) with the Secretary of State of the State of South Carolina, in such form as Republic and the Fennell Companies determine is required by and is in accordance with the relevant provisions of the South Carolina Business Corporation Act (the "SCBCA") (the date and time of such filing is referred to herein as the "Effective Date" or "Effective Time").

         1.4 PLANS OF MERGER. Pursuant to the Plans of Merger, an aggregate of 3,105,244 shares of common stock, $0.01 par value per share, of Republic ("Republic Common Stock") will be issued in the mergers in exchange for all the issued and outstanding shares of capital stock of each of the Fennell Companies as follows:

                   (a) 217,732 shares of Republic Common Stock will be issued in exchange for all of the issued and outstanding shares of common stock of Fennell Waste;

                   (b) 1,780,436 shares of Republic Common Stock will be issued in exchange for all of the issued and outstanding shares of common stock of Fennell Container;

                   (c) 846,276 shares of Republic Common Stock will be issued in exchange for all of the issued and outstanding shares of common stock of Fenn-Vac;





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


                   (d) 200,000 shares of Republic Common Stock will be issued in exchange for all of the issued and outstanding shares of common stock of Pepperhill; and

                   (e) 60,800 shares of Republic Common Stock will be issued in exchange for all of the issued and outstanding shares of common stock of GF/WWF.

         1.5 DELIVERY OF CERTIFICATES. At the Closing, each holder of shares of capital stock of the Fennell Companies (the "Fennell Common Stock") shall deliver the certificates representing such shares to Republic for cancellation, and Republic shall deliver one or more certificates representing the shares of Republic Common Stock issued pursuant to Section 1.4 to each such holder (rounded to the nearest whole share). The shares of Republic Common Stock issuable by Republic in exchange for the Fennell Common Stock in the Mergers are sometimes referred to herein as the "Republic Shares," and will be validly issued, fully paid and non-assessable, free and clear of all liens and encumbrances, except as set forth in Schedule 3.5.

         1.6 ACCOUNTING TREATMENT. The parties hereto acknowledge and agree that the transactions contemplated hereby shall be treated as a pooling of interests combination.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                           OF THE REPUBLIC COMPANIES

         As a material inducement to the Fennell Companies and to each of the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Republic Companies jointly and severally make the following representations and warranties to the Fennell Companies and the
Shareholders:

         2.1 CORPORATE STATUS. Republic is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Republic Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina. Each Republic Merger Sub is





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a wholly-owned subsidiary of Republic, within the meaning of Section
368(a)(2)(E) of the Internal Revenue Code and Rev. Rul. 74-564, 1974-2 C.B.
124.

         2.2 CORPORATE POWER AND AUTHORITY. Each of the Republic Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Republic Companies has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Republic Companies and constitutes a legal, valid and binding obligation of each of the Republic Companies, enforceable against each of the Republic Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 REPUBLIC COMMON STOCK. Upon consummation of the Mergers and the issuance and delivery of certificates representing the Republic Shares to the Shareholders, the Republic Shares will be validly issued, fully paid and non-assessable shares of Republic Common Stock, free and clear of all liens and encumbrances, except as set forth in Schedule 3.5.

         2.5 NO COMMISSIONS. None of the Republic Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         2.6 CAPITALIZATION. The authorized capital stock of Republic consists of 350,000,000 shares of Republic Common Stock and 5,000,000 shares of preferred stock. As of November 7, 1995, (i) 62,583,074 shares of Republic Common Stock were validly issued and outstanding, fully paid and nonassessable and not issued in violation of any preemptive right of any stockholder of Republic,





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

and (ii) no shares of preferred stock were issued and outstanding. The Republic Shares to be issued in the Merger will be "voting stock" within the meaning of the Internal Revenue Code.

         2.7 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by Republic, nor the consummation by Republic of the transactions contemplated hereby, nor compliance by Republic with any of the provisions hereof will (a) conflict with or result in any breach of any provision of its First Amended and Restated Certificate of Incorporation, (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, upon any of the properties or assets of Republic or any of its subsidiaries (the "Republic Subsidiaries") under any of the terms, conditions or provisions of any contract or lien, to which Republic or any Republic Subsidiary is a party or to which they or any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, individually or in the aggregate, will not have a Material Adverse Effect on Republic, (c) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Republic or any Republic subsidiary or any of their respective properties or assets, except for such violations which, individually or in the aggregate, will not have a Material Adverse Effect on Republic, or (d) require any consent, approval, authorization or permit of or from, or filing with or notification to, any Governmental Authority except (i) pursuant to the Exchange Act and the Securities Act, (ii) filings required under the securities or blue sky laws of the various states,
(iii) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iv) consents, approvals, authorizations, permits, filings or notifications which have either been obtained or made prior to the Closing or which, if not obtained or made, will neither, individually or in the aggregate, have a Material Adverse Effect on Republic nor restrict Republic's legal authority to execute and deliver this Agreement and consummate the transactions contemplated hereby, or (v) any filings required to be made by the Fennell Companies or the Shareholders.





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


         2.8 REPORTS AND FINANCIAL STATEMENTS. Within the last three years, except where failure to have done so did and would not have a Material Adverse Effect on Republic, Republic has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "Republic Reports").
Republic has previously furnished to the Fennell Companies and made available to the Shareholders copies of all Republic Reports filed with the SEC since January 1, 1995, and with respect to Republic Reports filed after the date of this Agreement until the Effective Date, will promptly furnish to the Fennell Companies and make available to the Shareholders, copies of each of the Republic Reports filed with the SEC during such period. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Republic Reports complied, or, with respect to Republic Reports filed after the date of this Agreement, will comply, in all material respects with all the rules and regulations promulgated by the SEC and did not contain, or, with respect to Republic Reports filed after the date of this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Republic Reports filed by Republic with the SEC prior to the date of this Agreement, since December 31, 1994 to the date of this Agreement, there has not been any change in the financial condition, results of operations or business of Republic and the Republic Subsidiaries that either individually or in the aggregate would have a Material Adverse Effect on the financial condition of Republic.

         2.10 ACCOUNTING AND TAX MATTERS. Neither Republic nor, to the best of its knowledge, any of its affiliates, has taken or agreed to take any action that would prevent Republic from accounting for the business combinations to be effected by the Mergers as a "pooling of interests." Republic warrants that it has no intention of disposing of any of the Fennell Common Stock to be received by Republic in the Mergers. Republic agrees that from and





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

after the Effective Time, it will not take any action to cause the Merger to lose its tax free status.

         2.11 SURVIVAL. Each of the representations and warranties made by Republic in this Agreement or pursuant hereto shall survive for a period of one year after the Effective Time, notwithstanding any investigation at any time made by or on behalf of the Shareholders, and upon expiration of such one year period, such representations and warranties of Republic shall expire, except that the representations and warranties of Republic contained in Sections 2.1, 2.2, 2.3 and 2.4 shall not expire but shall continue indefinitely.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                            OF THE FENNELL COMPANIES

         As a material inducement to each of the Republic Companies to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Fennell Companies makes the following representations and warranties to the Republic Companies:

         3.1 CORPORATE STATUS. Each of the Fennell Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Each of the Fennell Companies is legally qualified to transact business as a foreign corporation in all jurisdictions where the nature of its properties and the conduct of its business requires such qualification (all of which jurisdictions are listed on Schedule 3.1) and is in good standing in each of the jurisdictions in which it is so qualified. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Fennell Companies.

         3.2 POWER AND AUTHORITY. Each of the Fennell Companies has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each of the Fennell Companies has taken all action necessary to authorize the execution





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

and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Shareholders is an individual residing in the State of South Carolina, and each of the Shareholders has the requisite competence and authority to execute and deliver this Agreement, to perform his or her respective obligations hereunder and to consummate the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Fennell Companies and each of the Shareholders and constitutes the legal, valid and binding obligation of each of the Fennell Companies and each of the Shareholders, enforceable against each of the Fennell Companies and each of the Shareholders in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 CAPITALIZATION. Schedule 3.4 sets forth, with respect to each of the Fennell Companies, (a) the number of authorized shares of each class of its capital stock, and (b) the number of issued and outstanding shares of each class of its capital stock. All of the issued and outstanding shares of capital stock of each of the Fennell Companies (a) have been duly authorized and validly issued and are fully paid and non-assessable, (b) were issued in compliance with all applicable state and federal securities laws, and (c) were not issued in violation of any preemptive rights or rights of first refusal, and no preemptive rights or rights of first refusal exist, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require any of the Fennell Companies to issue or sell any shares of its respective capital stock (or securities convertible into or exchangeable for shares of its respective capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to any of the Fennell Companies. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer





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

of the capital stock of any of the Fennell Companies. None of the Fennell Companies is obligated to redeem or otherwise acquire any of its outstanding shares of capital stock. With regard to the 1991 Stockholders Agreement for Fennell Waste, the Shareholders, by their execution of this Agreement, hereby terminate such Stockholders Agreement as of the Effective Date.

         3.5 SHAREHOLDERS OF THE FENNELL COMPANIES. Schedule 3.5 sets forth, with respect to each of the Fennell Companies, (a) the name, address and social security number of, and the number of outstanding shares of each class of its capital stock owned by, each shareholder of record as of the close of business on the date of this Agreement; and (b) the name, address and social security number of, and number of shares of each class of its capital stock beneficially owned by each beneficial owner of outstanding shares of capital stock (to the extent that record and beneficial ownership of any such shares are different). Each of the holders of shares of capital stock of the Fennell Companies owns such shares free and clear of all Liens, restrictions and claims of any kind, except as set forth on Schedule 3.5.

         3.6 NO VIOLATION. Except as set forth on Schedule 3.6, the execution and delivery of this Agreement by each of the Fennell Companies and each of the Shareholders, the performance by each of the Fennell Companies and each of the Shareholders of its respective obligations hereunder and the consummation by each of the Fennell Companies and each of the Shareholders of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of any of the Fennell Companies, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against any of the Fennell Companies or any of the Shareholders except for such violations which, individually, or in the aggregate, will not have a Material Adverse Effect on the Fennell Companies;
(iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against any of the Fennell Companies or any of the





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Shareholders except for such conflicts, breaches and defaults which, individually or in the aggregate, will not have a Material Adverse Effect on the Fennell Companies, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of any the Fennell Companies, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR") and any filings required to be made by the Republic Companies.

         3.7 RECORDS OF THE FENNELL COMPANIES. The copies of the articles of incorporation and bylaws of the Fennell Companies which were provided to Republic are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for the Fennell Companies made available to Republic for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed it, and such minute books contain a substantially complete and accurate record of all corporate actions of the shareholders and directors (and any committees thereof) of the Fennell Companies taken by written consent or at a meeting since incorporation. All material corporate actions taken by the Fennell Companies have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Fennell Companies have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledger of the Fennell Companies, as previously made available to Republic, contains an accurate and complete record of all issuances, transfers and cancellations of shares of the capital stock of the Fennell Companies.

         3.8 SUBSIDIARIES. Except as set forth on Schedule 3.8, the Fennell Companies do not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any corporation, partnership, joint venture or other business entity.





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         3.9  FINANCIAL STATEMENTS.  The Fennell Companies have delivered to
Republic the financial statements of each of the Fennell Companies, including the notes thereto, audited by Gamble, Givens & Moody, P.A. (other than Fennell Waste, which has been duly compiled by Gamble, Givens & Moody, P.A. and Pepperhill for which no financial statements exist) (the "Financial Statements"), a copy of each of which is attached to Schedule 3.9 hereto. Each balance sheet dated as of December 31, 1994 of each of the Fennell Companies is referred to herein as the "Current Balance Sheet". The Financial Statements fairly present the financial position of the Fennell Companies at the balance sheet date and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The books and records of the Fennell Companies fully and fairly reflect all transactions, properties, assets and liabilities of the Fennell Companies. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         3.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Except as disclosed in Schedule 3.10, since the date of the Current Balance Sheet, the Fennell Companies have not (i) issued any capital stock or other securities;
(ii) made any distribution of or with respect to their capital stock or other securities or purchased or redeemed any of their securities; (iii) paid any bonus to or increased the rate of compensation of any of their officers or salaried employees or amended any other terms of employment of such persons except in the ordinary course of business consistent with past practice; (iv) sold, leased or transferred any of their properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated themselves to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of their liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of





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

$25,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $25,000 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, cancelled, compromised or released any rights having a value in excess of $25,000 in the aggregate; (xi) made or adopted any change in their accounting practice or policies not consistent with GAAP; (xii) made any adjustment to their books and records other than in respect of the conduct of their business activities in the ordinary course consistent with past practice;
(xiii) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice;
(xiv) entered into any employment agreement; (xv) terminated, amended or modified any agreement involving an amount in excess of $25,000; (xvi) imposed any security interest or other Lien on any of their assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which is due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution other than in the ordinary course of business consistent with past practice;
(xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on the Fennell Companies; or (xx) agreed to do or authorized any of the foregoing.

         3.11 LIABILITIES OF THE FENNELL COMPANIES. Except as set forth on Schedule 3.11, the Fennell Companies do not have any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in each Current Balance Sheet and not heretofore paid or discharged, (b) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto,
(c) liabilities incurred in the ordinary course of business consistent with past practice since the date of each Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (d) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the





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

aggregate, and (e) liabilities incurred in the ordinary course of business prior to the date of each Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon. The aggregate amount of indebtedness for borrowed money, including principal and accrued but unpaid interest, and including the net present value of remaining payments on capitalized equipment leases, of the Fennell Companies, will not exceed $9,500,000, and their combined net worth will be no less than $6,900,000, as of the Effective Time.

         3.12 LITIGATION. Except as set forth on Schedule 3.12, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to the knowledge of the Fennell Companies, threatened, anticipated or contemplated against, by or affecting the Fennell Companies, or any of their properties or assets, or the Shareholders, which could have a Material Adverse Effect on any of the Fennell Companies, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and, to the knowledge of the Fennell Companies, there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which any of the Fennell Companies is or was a party which have not been complied with in full or which continue to impose any material obligations on any of the Fennell Companies.

         3.13 ENVIRONMENTAL MATTERS. To the knowledge of the Fennell Companies, and except as set forth on Schedule 3.13:

                   (a) Except for violations or liabilities which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Fennell Companies (i) the Fennell Companies are and have at all times been in substantial compliance with all material Environmental, Health and Safety Laws (as defined herein) governing their businesses, operations, properties and assets, including, without limitation, Environmental, Health and Safety Laws with respect to discharges into the ground water, surface water and soil, emissions into the ambient air, and generation, accumulation, storage, treatment, transportation, transfer, labeling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of Hazardous Substances (as defined herein), or other Waste (as described herein); and (ii) the Fennell Companies have not been notified in writing by any Governmental Authority that it is or may be liable for any penalties, fines or forfeitures for failure to comply with any Environmental, Health and Safety Laws; and (iii) the Fennell Companies are in substantial compliance with all notice, record keeping and reporting requirements of all Environmental, Health and Safety Laws, and has complied substantially with all informational requests or demands made of it in writing by any Governmental Authority under the Environmental, Health and Safety Laws.

                   (b) The Fennell Companies have obtained, or caused to be obtained, and are in substantial compliance with, all material licenses, certificates, permits, approvals and registrations (collectively "Licenses") required by the Environmental, Health and Safety Laws applicable to its ownership of its properties and assets and the operation of its business as presently conducted, including, without limitation, all air emission, water discharge, water use and solid waste, Hazardous Substances and other Waste generation, transportation, transfer, storage, treatment or disposal Licenses, and the Fennell Companies are in substantial compliance with all the terms, conditions and requirements of such Licenses, and copies of such Licenses have been provided to Republic. There are no material administrative or judicial investigations, notices, claims or other proceedings pending or threatened in writing by any Governmental Authority or third parties against the Fennell Companies, their businesses, operations, properties, or assets, which question the validity or entitlement of the Fennell Companies to any License required by the Environmental, Health and Safety Laws for the ownership of each of the properties and assets of the Fennell Companies and the operation of its business or wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect on the Fennell Companies.

                   (c) The Fennell Companies have not received any written notice of any non-compliance order, Potentially Responsible Party letter, notice of violation, claim, suit, action, judgment, or administrative or judicial proceeding pending against or involving the Fennell Companies, their business, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental, Health and Safety Laws in connection with the ownership by the Fennell Companies of its properties or assets or the operation of its business, which if has not been resolved to the satisfaction of the issuing Governmental Authority or third party could reasonably be expected to have a Material Adverse Effect on the Fennell Companies.

                   (d) The Fennell Companies are in substantial compliance with, and are not in breach of or default under any applicable writ, order, judgment, injunction, governmental decree issued to the Fennell Companies pursuant to the Environmental, Health and Safety Laws and no event has occurred or is continuing which, with the passage of time or the giving of notice or both, would constitute such non-compliance, breach or default thereunder.

                   (e) Except for violations or liabilities which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Fennell Companies:

                           (1) (i) the Fennell Companies have not generated, manufactured, used, transported, transferred, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed, nor has it allowed or arranged for any third parties to generate, manufacture, use, transport, transfer, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other waste to or at any location other than a site lawfully allowed to receive such Hazardous Substances or other waste for such purposes; and (ii) the Fennell Companies have not generated, manufactured, used, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed of, or allowed or arranged for any third parties to generate, manufacture, use, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other waste upon property owned or leased by them, except as allowed by law. For purposes of this Section 3.13, the term "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires remediation under any Environmental, Health and Safety Laws or which are regulated, listed or controlled by, under or pursuant to any Environmental Health and Safety Laws, including, without limitation, by the Environmental Protection Agency as hazardous substances (40 CFR
         Part 302) and any amendments thereto; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (hereinafter collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. (hereinafter, collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean Air Act, as amended (42 U.S.C. Section 7401-
         7642); Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C.
         Section 11001, et seq. (Title III of SARA) ("EPCRA"); the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq. ("OSHA"); any similar state statute, including without limitation, and by way of example, the South Carolina Solid Waste Policy and Management Act of 1991 (Section 44-96-10 et. seq.) as amended, the South Carolina Hazardous Waste Management Act (Section 44-56-10 et. seq.) as amended, and the Code of Laws of South Carolina, Chapter 61, Department of Health and Environmental Control, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been determined or interpreted by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree. For purposes of this
         Section 3.13, the term "Waste" shall have the same meaning, and be defined the same as, the term "Solid Waste" is defined in RCRA.

                           (2) The Fennell Companies have not caused, or allowed to be caused a Release or Discharge, or threatened Release or Discharge, of any Hazardous Substance on, into or beneath the surface of any parcel of the Owned Properties or the Leased Premises that would reasonably be expected to have a Material Adverse Effect on the Fennell Companies. There has not occurred, nor is there presently occurring, a Release or Discharge, or threatened Release or Discharge, of any Hazardous Substance on, into or beneath the surface of any parcel of the Owned Properties or the Leased Premises that would reasonably be expected to have a Material Adverse Effect on the Fennell Companies. For purposes of this Section, the terms "Release" and "Discharge" shall have the meanings given them in the Environmental, Health and Safety Laws.

                           (3) Other than is stated in Schedule 3.13, the Fennell Companies have not generated, handled, manufactured, treated, stored, used, shipped, transported, transferred, or disposed of, nor has it allowed or arranged, by contract, agreement or otherwise, for any third parties to generate, handle, manufacture, treat, store, use, ship, transport, transfer or dispose of, any Hazardous Substance or other Waste to or at a site which, pursuant to CERCLA or any similar state law (i) has been placed on the National Priorities List or its state equivalent; or (ii) the Environmental Protection Agency or the relevant state agency has notified the Fennell Companies that they has proposed or are proposing to place on the National Priorities List or its state equivalent. The Fennell Companies have not received written notice, and the Fennell Companies have no knowledge of any facts which could give rise to any notice, that the Fennell Companies are a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA, RCRA or any other applicable Environmental Health and Safety Laws. The Fennell Companies have not submitted nor were required to submit any notice pursuant to Section 103(c) of CERCLA with respect to the Leased Premises or the Owned Properties. Other than is stated in Schedule 3.13, the Fennell Companies have not received any written request for information in connection with any federal or state environmental cleanup site, or in connection with any of the real property or premises where the Fennell Companies have transported, transferred or disposed of other Wastes. The Fennell Companies have not been required to and has not undertaken any response or remedial actions or clean-up actions of any kind at the written request of any Governmental Authorities or at the request of any other third party.

                   (f) Other than is stated in Schedule 3.13, the Fennell Companies do not use, nor have they used, any Aboveground Storage Tanks or Underground Storage Tanks, and there are not now nor have there ever been any Underground Storage Tanks on the Leasehold Premises or the Owned Properties. For purposes of this Section 3.13, the terms "Aboveground Storage Tanks" and "Underground Storage Tanks" shall have the meanings given them in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks or Underground Storage Tanks.

                   (g) Schedule 3.13 identifies (i) all environmental audits, assessments or occupational health studies undertaken by the Fennell Companies or their agents or, to the knowledge of the Fennell Companies, undertaken by any Governmental Authority, or any third party, concerning the Fennell Companies or any of the Leased Premises or the Owned Properties within the last three years; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by the Fennell Companies or their agents or, to the knowledge of the Fennell Companies, undertaken by any Governmental Authority or any third party, concerning the Fennell Companies or any of the Leased Premises or the Owned Properties within the last three (3) years; (iii) all written communications between the Fennell Companies and any Governmental Authority within the last three (3) years arising under or related to Environmental, Health and Safety Laws; and (iv) all citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, concerning either of the Fennell Companies or any of the Leased Premises or the Owned Properties.

                   (h) Schedule 3.13 contains a list of the assets of the Fennell Companies which contain "asbestos" or "asbestos-containing material" (as such terms are identified under the Environmental, Health and Safety Laws).
Schedule 3.13 also identifies all documents or actions taken by the Fennell Companies, directly or indirectly, or by any of their agents, employees, representatives or contractors with respect to asbestos or asbestos-containing materials, including but not limited to all methods and manner of abatement, removal, containment, encapsulation, repair, maintenance, renovation, demolition, salvage, installation, storage, transportation, disposal, monitoring, spill/emergency clean-up, protective health and safety measures and training of personnel (whether employees or independent contractors or otherwise). Except as set forth in Schedule 3.13, the Fennell Companies have operated and continues to operate in substantial compliance with all Environmental, Health & Safety Laws governing the handling, use and exposure to and disposal of asbestos or asbestos-containing materials. Except as set forth in Schedule 3.13, there are no claims, actions, suits, governmental investigations or proceedings before any Governmental Authority or third party pending, or threatened against or directly affecting the Fennell Companies, or any of their assets or operations relating to the use, handling or exposure to and disposal of asbestos or asbestos-containing materials in connection with their assets and operations.

                   (i) As used in this Agreement, "Environmental, Health and Safety Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, injunctions, decrees, rulings, and ordinances or judicial or administrative interpretations thereof, and that govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA, OSHA and including without limitation, and by way of example, the South Carolina Solid Waste Policy and Management Act of 1991 (Section 44-96-10 et. seq.) as amended, the South Carolina Hazardous Waste Management Act (Section 44-56-10 et. seq.) as amended, and the Code of Laws of South Carolina, Chapter 61, Department of Health and Environmental Control.

                   (j) Schedule 3.13 identifies the operations and activities, and locations thereof, which have been conducted and are being conducted by the Fennell Companies on any of the Owned Properties or the Leased Premises which have materially involved the generation, accumulation, storage, treatment, transportation, labelling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of Hazardous Substances.

                   (k) Schedule 3.13 identifies the respective locations to which the Fennell Companies have transferred, transported, hauled, moved, or disposed of Hazardous Substances and Waste over the past five (5) years and the respective types and volumes of Hazardous Substances and Waste transferred, transported, hauled, moved, or disposed of to each such location.

                   (l) As used in this Section 3.13, the term "the Fennell Companies" is deemed to refer to the Fennell Companies or any of their Affiliates.

         3.14      REAL ESTATE

                   (a) The Fennell Companies do not own any real property or any interest therein except as set forth on Schedule 3.14(a) (the "Owned Properties"), which Schedule sets forth the location and size of, and principal improvements and buildings on, the Owned Properties. Except as set forth on
Schedule 3.14(a), with respect to each such parcel of Owned Property:

                        (i) The Fennell Companies have good and marketable title to the parcel of Owned Property, free and clear of any Lien other than (x) liens for real estate taxes currently due and payable but not yet delinquent; (y) recorded easements, covenants, and other restrictions which do not materially impair the current use of the property subject thereto, and (z) encumbrances and restrictions described in the title insurance policies listed on Schedule 3.14(a), all of which policies have been previously delivered or made available to Republic by the Fennell Companies;

                      (ii) there are no pending or, to the knowledge of the Fennell Companies, threatened condemnation proceedings, suits or administrative actions relating to the Owned Properties affecting adversely and materially the current use thereof;

                      (iii) the legal descriptions for the parcels of Owned Property contained in the deeds thereof describe such parcels fully and adequately; the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and the Owned Properties are not located within any flood plain (such that a mortgagee would require a mortgagor to obtain flood insurance) or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                       (iv) to the knowledge of the Fennell Companies, all facilities have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained substantially in accordance with applicable laws, ordinances, rules and regulations in all material respects;

                        (v) there are no Contracts granting to any party or parties the right of use or occupancy of any portion of the parcels of Owned Property, except as set forth on Schedule 3.14(a);

                       (vi) there are no outstanding options or rights of first refusal to purchase the parcels of Owned Property, or any portion thereof or interest therein;

                      (vii) there are no parties (other than the Fennell Companies) in possession of the parcels of Owned Property, other than tenants under any leases disclosed in Schedule 3.14(a) who are in possession of space to which they are entitled;

                     (viii) to the knowledge of the Fennell Companies, all facilities located on the parcels of Owned Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcels of Owned Property;

                       (ix) each parcel of Owned Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of Owned Property; access to the property is provided by paved public right-of-way with adequate curb cuts available; and there is no pending or threatened termination of the foregoing access rights;

                    (x) except for matters or conditions which would not reasonably, individually or in the aggregate, have a Material Adverse Effect on the Fennell Companies, all improvements and buildings on the Owned Property are in good repair (reasonable wear and tear excepted) and are safe for occupancy and use, free from termites or other wood-destroying organisms; the roofs thereof are watertight; and the structural components and systems (including plumbing, electrical, air conditioning/heating, and sprinklers) are in good working order and adequate for the use of such Owned Property in the manner in which presently used; and

                       (xi) there are no service contracts, management agreements or similar agreements which affect the parcels of Owned Property, except as set forth on Schedule 3.14(a).

                   (b) Schedule 3.14(b) sets forth a list of all leases, licenses or similar agreements ("Leases") to which any of the Fennell Companies is a party (copies of which have previously been furnished to Republic), in each case, setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, (B) the legal description, including street address, of each property covered thereby, and (C) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leased Premises"), to the knowledge of the Fennell Companies, all of which are within the property set-back and building lines of the respective property. The Leases are in full force and effect and have not been amended except as set forth on Schedule 3.14(b), and to the knowledge of the Fennell Companies, no party thereto is in default or breach under any such Lease. To the knowledge of the Fennell Companies, no event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. To the knowledge of the Fennell Companies, there is no breach or anticipated breach by any other party to such Leases. Except as set forth on Schedule 3.14(b), with respect to each such Leased Premises:

                        (i) The Fennell Companies have valid leasehold interests in the Leased Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever;

                       (ii) Except for matters or conditions which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Fennell Companies, the portions of the buildings located on the Leased Premises that are used in each of the Fennell Companies' businesses are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy each of the Fennell Companies' current and reasonably anticipated normal business activities as conducted thereat;

                      (iii) Each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and

                   (iv)    None of the Fennell Companies has received notice of
         (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto; or (b) any special assessment which may affect any of the Leased Premises.

         3.15      GOOD TITLE TO AND CONDITION OF ASSETS

                   (a) Except as set forth in Schedule 3.15, the Fennell Companies have good and marketable title to all of their Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of the Fennell Companies, other than the Owned Properties and the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

                   (b) Except for matters or conditions which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Fennell Companies, the Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of the Fennell Companies are in good operating condition, normal wear and tear excepted. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of the Fennell Companies or set forth on the Current Balance Sheet or acquired by the Fennell Companies since the date of each Current Balance Sheet. Schedule 3.15 lists the vehicles owned, leased or used by the Fennell Companies, setting forth the make, model, description of body and chassis, vehicle identification number, and year of manufacture, and for each vehicle, whether it is owned or leased, and if owned, the name of any lienholder and the amount of the lien, and if leased, the name of the lessor and the general terms of the lease.

         3.16      COMPLIANCE WITH LAWS.

                   (a) The Fennell Companies are and have been in material compliance with all laws, regulations and orders applicable to them, their businesses and operations (as conducted by them now and in the past), the Assets, the Owned Properties and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past) the noncompliance of with which could have a Material Adverse Effect on the Fennell Companies. Except as set forth on Schedule 3.16 or other Schedules to this Agreement, none of the Fennell Companies has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or, to the knowledge of the Fennell Companies, threatened.

                   (b) None of the Fennell Companies nor any of the Control Shareholders, has made any payment of funds in connection with the business of the Fennell Companies which is prohibited by law, and no funds have been set aside to be used in connection with the business of the Fennell Companies for any payment prohibited by law.

                   (c) The Fennell Companies are and at all times have been in substantial compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Fennell Companies for whom compliance with the Immigration Act by each of the Fennell Companies as employer is required, the Fennell Companies have made available to Republic a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained by the Fennell Companies pursuant to the Immigration Act. None of the Fennell Companies has been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or, to any of the Fennell Companies' knowledge, threatened against the Fennell

Companies by reason of any actual or alleged failure to comply with the Immigration Act.

                   (d) Except as set forth in Schedule 3.16, none of the Fennell Companies is subject to any Contract, decree or injunction in which any of the Fennell Companies is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         3.17 LABOR AND EMPLOYMENT MATTERS. Schedule 3.17 sets forth the name, address, social security number and current rate of compensation of each of the employees of each of the Fennell Companies. To protect the privacy of the Fennell Companies' employees, this information shall be provided to only those with a legitimate business need to know the information. None of the Fennell Companies is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of any of the Fennell Companies into one or more collective bargaining units. There is no pending or, to the knowledge of the Fennell Companies, threatened labor dispute, strike or work stoppage which affects or which may affect the businesses of the Fennell Companies or which may interfere with their continued operation. None of the Fennell Companies nor any agent, representative or employee of the Fennell Companies have within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the knowledge of the Fennell Companies, threatened charge or complaint against any of the Fennell Companies by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of the Fennell Companies during the 24 months prior to the date hereof. None of the Fennell Companies has received notice that any executive or key employee or group of employees has any plans to terminate his, her or their employment with any of the Fennell Companies as a result of the Mergers or otherwise. Schedule 3.17 contains detailed information about each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which any of the Fennell Companies is a party or under which any of the Fennell Companies has an obligation: (i) employment agreements, (ii) employee handbooks, policy statements and similar plans, (iii) noncompetition agreements and (iv) consulting agreements. Except as provided in Schedule 3.17, the Fennell Companies have complied in all material respects with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

         3.18      EMPLOYEE BENEFIT PLANS.

                   (a) Employee Benefit Plans. Schedule 3.18 contains a list setting forth each employee benefit plan or arrangement of each of the Fennell Companies, including but not limited to employee profit sharing plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the Fennell Companies participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Republic).

                   (b)     Compliance with Law.  Except as set forth in
Schedule 3.18, with respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no actions, suits, claims or disputes are pending, or threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) to the knowledge of the Fennell Companies, there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                   (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a) (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Republic, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (v) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; and (v) as of the Effective Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) except as disclosed on Schedule 3.18, all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made; (vii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC and insurance premiums) for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet or are disclosed on Schedule 3.18.

                   (d) Multiemployer Plans. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan")
(i) all contributions required to be made with respect to employees of each of the Fennell Companies have been timely paid; (ii) the Fennell Companies have not incurred and are not expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) Schedule 3.18 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and (iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

                   (e) Welfare Plans. Other than as disclosed in Schedule 3.18, (i) the Fennell Companies are not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan"), whether or not disclosed in Schedule 3.18, to provide medical or death benefits with respect to any employee or former employee of any of the Fennell Companies or their predecessors after termination of employment; (ii) the Fennell Companies have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year of any of the Fennell Companies for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code, and
(iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

                   (f) Controlled Group Liability. The Fennell Companies, or any entity that would be aggregated with the Fennell Companies under Code
Section 414(b), (c), (m) or (o): (i) have never terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) have no assets subject to (or expected to be subject
to) a lien for unpaid contributions to any employee benefit plan; (iii) have not failed to pay premiums to the PBGC when due; (iv) are not subject to (or expected to be subject to) an excise tax under Code Section 4971; (v) have not engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) have not violated Code Section 4980B or Section 601 through 608 of ERISA.

                   (g) Other Liabilities. Except as set forth on Schedule 3.18, (i) none of the Employee Benefit Plans obligates any of the Fennell Companies to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code), (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Date shall have been made or properly accrued on each Current Balance Sheet or will be properly accrued on the books and records of each of the Fennell Companies as of the Effective Date, and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on each Current Balance Sheet or the books and records of each of the Fennell Companies.

         3.19 TAX MATTERS. Except as set forth in Schedule 3.19 hereto, all Tax Returns required to be filed prior to the date hereof with respect to the Fennell Companies or any of their income, properties, franchises or operations have been filed, each such Tax Return has been prepared in substantial compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects. All Taxes due and payable by or with respect to each of the Fennell Companies shown on the Tax Returns have been paid or are accrued on each Current Balance Sheet or will be accrued on the books and records of each of the Fennell Companies as of the Closing. Each of the Fennell Companies has duly and validly filed elections for "S" corporation status under the Code, and none of such "S" elections have been revoked or terminated and none of the Fennell Companies or the Shareholders have taken any action which would cause a termination of such "S" elections. Except as set forth in Schedule 3.19 hereto: (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Fennell Companies; (ii) the Fennell Companies have not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iii) none of the Fennell Companies has requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Time; (iv) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the knowledge of the Fennell Companies and the Control Shareholders, threatened against or with respect to the Fennell Companies regarding Taxes; (v) none of the Fennell Companies has made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Effective Time;
(vi) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any of the Fennell Companies; (vii) the Fennell Companies will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Effective Time or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Time; (viii) none of the Fennell Companies has been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (ix) none of the Fennell Companies is a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (x) none of the Fennell Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xi) no claim has ever been asserted against any of the Fennell Companies in writing by a taxing authority in a jurisdiction where the Fennell Companies do not file Tax Returns that any of the Fennell Companies are or may be subject to Taxes assessed by such jurisdiction; (xii) none of the Fennell Companies has a permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xiii) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Fennell Companies for the past three years have been furnished or made available to Republic; and (xiv) none of the Fennell Companies will be subject to any Taxes for the period ending at the Effective Time for any period for which a Tax Return has not been filed imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law).

         3.20 INSURANCE. Except as set forth in Schedule 3.20, the Fennell Companies are covered by valid, outstanding and enforceable policies of insurance issued to it or them by reputable insurers covering their properties, assets and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Fennell Companies have complied with the provisions of such Insurance Policies in all material respects. Schedule 3.20 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to Republic) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of the Fennell Companies. To the knowledge of the Fennell Companies, the Fennell Companies have not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve their rights thereunder.

         3.21 RECEIVABLES. Except as set forth in Schedule 3.21:(i) all of the Receivables (as hereinafter defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Fennell Companies; and (ii) all of the Receivables are good and collectible receivables, without setoff or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on each Current Balance Sheet as reasonably adjusted since the date of each Current Balance Sheet in the ordinary course of business consistent with past practice. For purposes of this Agreement, the term "Receivables" means all receivables of the Fennell Companies, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

         3.22 LICENSES AND PERMITS. The Fennell Companies possess all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for their businesses and operations, including with respect to the operation of each of the Owned Properties and Leased Premises except where the failure to obtain any such Permits would not have a Material Adverse Effect on any of the Fennell Companies. To the knowledge of the Fennell Companies, all such Permits are valid and in full force and effect, the Fennell Companies are in compliance with their requirements in all material respects, and no proceeding is pending or, to the knowledge of the Fennell Companies, threatened to revoke or amend any of them. None of such Permits is or will be materially impaired or affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.23 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Assets, Owned Properties and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the businesses of the Fennell Companies in the manner in which and to the extent to which such business is currently being conducted. No current supplier to the Fennell Companies of items essential to the conduct of their businesses has, to the knowledge of the Fennell Companies, threatened to terminate its business relationship with any of the Fennell Companies for any reason. Except as set forth on Schedule 3.23, to the knowledge of the Fennell Companies, the Fennell Companies have no direct or indirect interest in any customer, supplier or competitor of the Fennell Companies, nor in any person from whom or to whom the Fennell Companies leases real or personal property. Except as set forth on Schedule 3.23, to the knowledge of the Fennell Companies, no officer, director or shareholder of the Fennell Companies, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with any of the Fennell Companies or has any interest in any property used by the Fennell Companies.

         3.24 INTELLECTUAL PROPERTY. To the knowledge of the Fennell Companies, the Fennell Companies have full legal right, title and interest in and to all trademarks, servicemarks, tradenames, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of their businesses (the "Intellectual Property"). To the knowledge of the Fennell Companies, the conduct of the Fennell Companies' businesses as presently conducted and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property do not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of the Fennell Companies, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         3.25 CONTRACTS. Schedule 3.25 sets forth a list of each Contract to which the Fennell Companies are parties or by which the Fennell Companies or their properties and assets are bound and which are material to the business, assets or properties of the Fennell Companies (the "Designated Contracts"), true and correct copies of which have been made available to Republic. The copy of each Designated Contract supplied by the Fennell Companies to Republic is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement.
Except as set forth on Schedule 3.25, none of the Fennell Companies has violated any of the material terms or conditions of any Designated Contract or any term or condition which would permit termination or material modification of any Designated Contract, and all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination under any Designated Contract. Except as set forth on Schedule 3.25, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by any of the Fennell Companies under any Designated Contract, and no such event has occurred which constitutes or would, to the knowledge of the Fennell Companies, constitute a material default by any other party. None of the Fennell Companies is subject to any liability or payment resulting from renegotiation of amounts paid to them under any Designated Contract. As used in this Section, Designated Contracts, subject to the materiality standard set forth in the first sentence of this Section 3.25, shall include, without limitation, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating the Fennell Companies to provide products or services for a period of one year or more, excluding standard waste collection and disposal contracts entered into in the ordinary course of business without material modification from the preprinted forms used by the Fennell Companies in the ordinary course of their business; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty
(60) days or less or calling for payment of an annual gross rental exceeding Twenty- Five Thousand Dollars ($25,000.00); (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements and any other agreements between the Fennell Companies and any employee, officer or director of the Fennell Companies; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by the Fennell Companies; and
(h) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by the Fennell Companies and not otherwise disclosed on the Schedules.

         3.26 CUSTOMER LISTS AND RECURRING REVENUE. Schedule 3.26 is a true, correct and complete list of all material existing municipal, county or city or other large customers (collectively, the "Material Customers") of the Fennell Companies who have entered into valid and enforceable long-term (i.e., more than one year) waste collection and disposal, recycling or other franchises or agreements with the Fennell Companies. True, correct and complete copies of such franchises and agreements and any ordinances relating thereto have been furnished by the Fennell Companies to Republic. Other than the Material Customers listed on Schedule 3.26, no customer of the Fennell Companies as of the date of this Agreement accounts for more than 1% of the Fennell Companies' consolidated annual revenue. Schedule
3.26 sets forth each Material Customer's name, address, account number, term of franchise or agreement, billing cycle, type of service and rates charged.

         3.27 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. Each of the Shareholders is acquiring the Republic Shares hereunder for his own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the Republic Shares, except in compliance with applicable state and federal securities laws. Each of the Shareholders has had the opportunity to discuss the transactions contemplated hereby with Republic and has had the opportunity to obtain such information pertaining to the Republic Companies as has been requested, including but not limited to filings made by Republic with the SEC under the Exchange Act. Fennellis an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and each of the Shareholders has such knowledge and experience in business or financial matters that he is capable of evaluating the merits and risks of an investment in the Republic Shares.

         3.28 BUSINESS LOCATIONS. As of the date hereof, the Fennell Companies have no office or place of business other than as identified on Schedules 3.14(a) and 3.14(b) and each of the Fennell Companies' principal place of business and chief executive office (as such terms are used in subsection 9-401 of the Uniform Commercial Code as enacted in the State of South Carolina as of the date hereof) are indicated on Schedule 3.14(a) or 3.14(b), and, except for equipment leased to customers in the ordinary course of business, all locations where the equipment, inventory, chattel paper and books and records of the Fennell Companies are located as of the date hereof are fully identified on Schedules 3.14(a) and 3.14(b).

         3.29 NAMES; PRIOR ACQUISITIONS. All names under which each of the Fennell Companies do business as of the date hereof are specified on
Schedule 3.29. Except as set forth on Schedule 3.30, none of the Fennell Companies has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         3.30 NO COMMISSIONS. None of the Fennell Companies nor any Shareholder has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


                                   ARTICLE IV

                    CONDUCT OF BUSINESS PENDING THE MERGERS

         4.1 CONDUCT OF BUSINESS BY THE FENNELL COMPANIES PENDING THE MERGERS. Except as set forth on Schedule 4.1, the Fennell Companies covenant and agree that, between the date of this Agreement and the Effective Time, the businesses of the Fennell Companies shall be conducted only in, and the Fennell Companies shall not take any action except in, the ordinary course of business, consistent with past practice. The Fennell Companies shall use their reasonable best efforts, subject to the covenants of this Article IV, to preserve intact their business organizations, to keep available the services of their current officers, employees and consultants and to preserve their present relationships with customers, suppliers and other persons with which they have significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, each of the Fennell Companies shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Republic:

                   (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

                   (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

                   (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that dividends may be paid equal to the estimated tax that the Shareholders will have to pay on the taxable income of the Fennell Companies for the current year;

                   (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                   (e) (i) acquire (including, without limitation, for cash or shares of stock), by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances other than in the ordinary course of business, or
         (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

                   (f) increase the compensation payable or to become payable to its officers or employees other than in the ordinary course of business consistent with past practice, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                   (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

                   (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice;

                   (i) materially increase or decrease prices charged to its customers, except for previously announced price changes, or take any other action which might reasonably result in any material increase in the loss of customers through non-renewal or termination of service contracts or other causes; or

                   (j) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III materially untrue or incorrect except in the ordinary course of business.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.2 COVENANTS OF THE FENNELL COMPANIES. The Shareholders shall cause the Fennell Companies to comply with all of the covenants of the Fennell Companies under this Agreement.

         5.3 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of any exchange on which the Republic Common Stock is listed or the NASDAQ Stock Market in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         5.4       HSR ACT AND OTHER ACTIONS.  Each of the parties hereto shall
(i) make promptly its respective filings, if any, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Fennell Companies as are necessary for the consummation of the transactions contemplated hereby. Each of parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The Republic Companies and the Fennell Companies also agree to use all reasonable best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. The fees and expenses incurred in responding to any injunction brought by a governmental authority under the HSR Act shall be paid by Republic.

         5.5       ACCESS TO INFORMATION.   From the date hereof to the
Effective Time, each of the Fennell Companies shall (and shall cause its and their directors, officers, employees, auditors, counsel and agents) to afford Republic and Republic's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its and their properties, offices, and other facilities, to its and their officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. Republic agrees to keep all such information disclosed pursuant to this Section 5.5 confidential.

         5.6 NOTIFICATION OF CERTAIN MATTERS. The Fennell Companies shall give prompt notice to Republic of the occurrence or non-occurrence of any event of which any of the Fennell Companies becomes aware or has knowledge which would likely cause any representation or warranty contained herein to be materially untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied in all material respects.

         5.7 TAX TREATMENT. Republic, the Fennell Companies and the Shareholders will use their respective best efforts to cause the Mergers to qualify as a reorganization under the provisions of Section 368(a) of the Code and will not take any action after the Mergers are effected to cause the Mergers to lose their tax-free status. All parties hereto agree to file the Plans of Merger with their respective federal income tax returns for the year in which the Mergers are effective, and to comply with the reporting requirements of Treasury Regulation 1.368-3.

         5.8 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Republic may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange (in which case Republic will consult with the other parties prior to making such disclosure).

         5.9 NO OTHER DISCUSSIONS. From the date hereof until the Effective Time or the earlier termination of this Agreement, the Fennell Companies, the Shareholders, and their respective Affiliates, employees, agents and representatives will not (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Fennell Companies (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Fennell Companies will immediately notify Republic if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         5.10 ENVIRONMENTAL ASSESSMENT. Republic, at its sole expense, shall be entitled to have conducted prior to Closing an environmental assessment of the Owned Properties and Leased Premises (hereinafter referred to as "Environmental Assessment"). The Environmental Assessment may include, but not be limited to, a physical examination of the Owned Property or Leased Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records, documents, and Licenses of each of the Fennell Companies. The Fennell Companies shall provide Republic or its designated agents or consultants with the access to such property which Republic, its agents or consultants require to conduct the Environmental Assessment. If the results of the Environmental Assessment are not satisfactory to Republic in its sole discretion, then Republic may elect not to close. Republic shall provide promptly the Fennell Companies and the Shareholders with copies of the Environmental Assessment. The contents of the Environmental Assessment and all related documents or findings shall automatically become part of the Fennell Companies' and the Control Shareholders' exception list to Section 3.13. If the Environmental Assessment identifies environmental contamination which requires remediation or further evaluation under the Environmental, Health, and Safety Laws, then Republic may elect to not close the transactions contemplated by this Agreement. Republic's failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of the Fennell Companiesunder this Agreement.

         5.11 TRADING IN REPUBLIC COMMON STOCK. Except as otherwise expressly consented to by Republic, from the date of this Agreement until the Effective Time or the earlier termination of this Agreement, neither the Fennell Companies nor the Shareholders (nor any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of Republic Common Stock in any transactions effected on the Nasdaq Stock Market, the Toronto Stock Exchange or otherwise.


                                   ARTICLE VI

            CONDITIONS TO THE OBLIGATIONS OF THE REPUBLIC COMPANIES

         The obligations of the Republic Companies to effect the Mergers shall be subject to the fulfillment at or prior to the

Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Republic Companies:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Fennell Companies contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Fennell Companies and the Shareholders shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the Fennell Companies shall have delivered to the Republic Companies a certificate, dated as of the Effective Time, duly signed (in the case of each of the Fennell Companies, by its Chief Executive Officer and Chief Financial Officer), certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with in all material respects.

         6.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change of the Fennell Companies, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Fennell Companies, and (iii) none of the properties and assets of the Fennell Companies shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Change on the Fennell Companies, and there shall have been delivered to the Republic Companies a certificate to that effect, dated the Effective Time and signed by or on behalf of the Fennell Companies.

         6.3 CORPORATE CERTIFICATE. The Fennell Companies and the Control Shareholders shall have delivered to the Republic Companies (i) copies of the articles of incorporation and bylaws of the Fennell Companies as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by the Board of Directors and shareholders of each of the Fennell Companies authorizing the transactions contemplated by this Agreement, and (iii) a certificate of existenceof each of the Fennell Companies issued by the Secretary of State of the State of South Carolina and each other state in which each of the Fennell Companies is qualified to do business as of a date not more than ten days prior to the Effective Time, certified in each case as of the Effective Time by the Secretary of each of the Fennell Companies as being true, correct and complete.

         6.4 OPINION OF COUNSEL. The Republic Companies shall have received an opinion dated as of the Effective Time from counsel for each of the Fennell Companies, in form and substance acceptable to the Republic Companies, to the effect that:

                           (i)      Each of the Fennell Companies is a
         corporation duly organized and existing and in good standing under the laws of the State of South Carolina and has the corporate power and authority to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

                           (ii) Each of the Fennell Companies has obtained all necessary authorizations and consents of its Board of Directors and the Shareholders to effect the Mergers;

                           (iii) All issued and outstanding shares of capital stock of each of the Fennell Companies is owned of record as set forth on Schedule 3.5 hereto;

                           (iv) Except as set forth in Schedule 3.12, insofar as is known to such counsel, there is no litigation, proceeding or investigation pending or threatened which would result in any Material Adverse Change in the properties, businesses or prospects or in the condition of the Fennell Companies, or which questions the validity of this Agreement;

                           (v) This Agreement is a valid and binding obligation of each of the Fennell Companies, and enforceable against each of the Fennell Companies in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and general principles of equity.

         6.5 CONSENTS. Each of the Fennell Companies shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of each of the Fennell Companies from any person from whom such consent or waiver is required under any Designated Contract as of a date not more than ten days prior to the Effective Time, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Designated Contracts, either by the terms thereof or as a matter of law.

         6.6 SECURITIES LAWS. Republic shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of the Republic Shares, in connection with the transactions contemplated hereby.

         6.7 POOLING LETTERS. Republic shall have received from Gamble, Givens & Moody, P.A., independent certified public accountants for the Fennell Companies, a letter dated the Effective Time, in form and substance acceptable to Republic, confirming that, to their knowledge after due and diligent inquiry of management, there have been no transactions or events with respect to the Fennell Companies which would, and the structure of each of the Fennell Companies and the Shareholders, would not, proscribe the transactions contemplated hereby, if consummated, from being considered as a pooling of interests combination. Republic shall have received from Arthur Andersen LLP, a letter dated the Effective Time, confirming that the transactions contemplated hereby, if consummated, can properly be accounted for as a pooling of interests combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC.

         6.8 UNDERTAKINGS. At or prior to the Closing, the Shareholders shall have delivered to Republic a letter agreement relating to Rule 145 under the Securities Act and "pooling of interests" criteria, in form and substance satisfactory to the Republic Companies.

         6.9 COMPANY STOCK. At the Closing, each of the Shareholders shall have delivered to the Republic Companies all certificates evidencing the Fennell Common Stock held by him or her or duly executed stock powers with indemnity for lost certificates.

         6.10 STOCK POWERS. At the Closing, the Control Shareholders shall have each delivered to Republic, for use in connection with the Pledged Shares, as hereinafter defined, ten stock powers executed in blank.

         6.11 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Mergers or any other transaction contemplated hereby, and which, in the reasonable judgment of Republic, makes it inadvisable to proceed with the Mergers and other transactions contemplated hereby.

         6.12 HSR ACT WAITING PERIOD. Any applicable HSR Act waiting period shall have expired or been terminated.

         6.13 EMPLOYMENT. Fennell and Shepard shall have agreed to become employees of Republic, or remain employees of the Fennell Companies, on terms and conditions acceptable to Republic.

         6.14 REAL ESTATE PURCHASE AND SALE AGREEMENT BETWEEN REPUBLIC AND FENNELL. At or prior to the Closing, Republic shall close the purchase of a certain parcel of real property located in Dorchester County, South Carolina, comprising approximately 10 acres, from Fennel for an aggregate consideration of 5,867 shares of Republic Common Stock, pursuant to the terms of a real estate purchase contract to be entered into among Republic and Fennel which shall include customary terms and conditions for commercial real estate contracts in Charleston, South Carolina, including that Fennell will convey good and insurable title to such property and Republic shall pay all closing costs in connection therewith.

         6.15 REAL ESTATE TRANSFER BY FENNELL TO GF/WWF. Prior to the Closing, Fennell shall transfer a certain parcel of real property primarily located in Dorchester County, South Carolina, comprising approximately 27 acres, to GF/WWF pursuant to which Republic shall pay all transfer costs associated with such transfer and provided that after such transfer the representations and warranties contained in Section 3.14 hereof will be true and correct with respect to such parcel when held by GF/WWF, except that the representations and warranties contained in Section 3.14 shall not apply to a certain subparcel (the "Subparcel") located within the 27 acre parcel. With respect to the Subparcel, Fennel represents and warrants the following:

                   (a) The Subparcel is unimproved and has an area of approximately 2 acres more or less;

                   (b) The Subparcel is not adjacent to any public or private road and is located within the interior of the 27 acre parcel;

                   (c) No roads, driveways, walkways or alleys of any kind, nature or description cross the Subparcel, and access to and from any improvements located within the 27 acre parcel is not obtained by means of crossing the Subparcel;

                   (d) No utilities necessary to service any part of the improvements located within the 27 acre parcel are located within or cross over, under or through the Subparcel;

                   (e) The Subparcel is not necessary for the utilization of any of the improvements located within the 27 acre parcel and the ownership or use of the Subparcel is not necessary for the validity or the continued validity or the ability to obtain in the future any certificate of use and occupancy (or its equivalent), license, permit or approval issued or to be issued by any applicable governmental authority or agency having jurisdiction over the 27 acres which is needed or to be needed with respect to the improvements or the use of the 27 acre parcel;

                   (f) Fennel has not received any notice of any claim to the Subparcel by any other party;

                   (g) Fennel has not received any notice or demand to cease using the Subparcel or that its use is unlawful; and

                   (h) The location and legal description of the Subparcel shall be supplied to Republic before closing by means of a survey and shall be transferred to GF/WWF by means of a quitclaim deed.


                                  ARTICLE VII

                        CONDITIONS TO THE OBLIGATIONS OF
                   THE FENNELL COMPANIES AND THE SHAREHOLDERS

         The obligations of the Fennell Companies and the Shareholders to effect the Mergers shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Fennell Companies and the Shareholders:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of each of the Republic Companies contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Republic Companies shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the Republic Companies shall have delivered to the Fennell Companies a certificate, dated as of the Effective Time, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         7.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change of the Republic Companies, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Republic Companies, and (iii) none of the properties and assets of the Republic Companies shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Change on the Republic Companies, and there shall have been delivered to the Shareholders a certificate to that effect, dated the Effective Time and signed by or on behalf of the Republic Companies.

         7.3 REPUBLIC SHARES. At the Closing, Republic shall have issued all of the Republic Shares and shall have delivered to the Shareholders certificates representing the Republic Shares required to be issued to them hereunder.

         7.4 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Mergers or any other transaction contemplated hereby, and which in the judgment of the Fennell Companies makes it inadvisable to proceed with the Mergers and other transactions.

         7.5 HSR ACT WAITING PERIOD. Any applicable HSR Act Waiting Period shall have expired or been terminated.

         7.6 REAL ESTATE PURCHASE AND SALE AGREEMENT BETWEEN REPUBLIC AND FENNELL. At or prior to the Closing, Republic shall close the purchase of a certain parcel of real property located in Dorchester County, South Carolina from Fennell, pursuant to the terms of a real estate purchase contract to be entered into among Republic and Fennell.

         7.7 KEY PERSONNEL. H. Wayne Huizenga shall be a member of Republic's Board of Directors as of the Effective Time.

         7.8 NO CASH DIVIDENDS. Republic shall not have declared or paid any cash dividends with respect to its Common Stock between the date hereof and the Effective Time.

         7.9 NO STOCK ADJUSTMENTS. Republic shall not have declared or caused to occur a stock split or stock dividend with respect to the Common Stock of Republic without proportionately adjusting the number of Republic shares to be issued pursuant to the Mergers.

         7.10 CAPITALIZATION. Republic shall not have amended its First Amended and Restated Certificate of Incorporation to change its capitalization from that described in Section 2.6 herein.

         7.11 OPINION OF COUNSEL. The Fennell Companies and the Shareholders shall have received an opinion dated as of the Effective Time from counsel for Republic, in the form and substance acceptable to the Fennell Companies and the Shareholders to the effect that:

                        (i) Republic is a corporation duly organized and existing and in good standing under the laws of the State of Delaware and has the necessary corporate power and authority to carry on the business now conducted by it and to own or lease the properties now owned by it;

                       (ii)    Republic has obtained all necessary
         authorizations and consents of its Board of Directors to effect the Mergers and no consent of its shareholders is required;

                      (iii) Insofar as is known to such counsel, there is no litigation, proceeding or investigation pending or threatened which would result in any Material Adverse Change in the properties, business or condition of Republic or which questions the validity of this Agreement; and

                       (iv) This Agreement is a valid and binding obligation of the Republic Companies in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and general principles of equity.

                                  ARTICLE VIII

                              REGISTRATION RIGHTS

         The Shareholders shall have the following registration rights with respect to the Republic Shares issued to them hereunder:

         8.1 REGISTRATION RIGHTS FOR REPUBLIC SHARES; FILING OF REGISTRATION STATEMENT. Republic will utilize its reasonable best efforts to cause, as soon as practicable following the Effective Time, a registration statement to be filed under the Securities Act or an existing registration statement to be amended for the purpose of registering the Republic Shares for resale by a Holder thereof (the "Registration Statement"). For purposes of this Article, a person is deemed to be a "Holder" of Republic Shares whenever such person is the record owner of Republic Shares. Republic will use its reasonable best efforts to have the Registration Statement become effective and cause the Republic Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests, as soon as is reasonably practicable.

         8.2 EXPENSES OF REGISTRATION. Republic shall pay all expenses incurred by Republic in connection with the registration, qualification and/or exemption of the Republic Shares, including any SEC, NASD and state securities law registration and filing fees, printing expenses, fees and disbursements of Republic's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by Republic in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. Republic shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by any Holder of any of the Republic Shares.

         8.3 FURNISHING OF DOCUMENTS. Republic shall furnish to the Holders such reasonable number of copies of the Registration Statement and any amendments thereto, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering of the Republic Shares.

         8.4 AMENDMENTS AND SUPPLEMENTS. Republic shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Republic Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Republic shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         8.5 DURATION. Republic shall maintain the continual effectiveness of the Registration Statement for a period of three (3) years following the Effective Date or until such earlier time as Republic reasonably determines, based on an opinion of counsel, (a copy of which shall be provided to the Holders), that the Holders will be eligible to sell all of the Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately following the termination of the effectiveness of the Registration Statement.

         8.6 FURTHER INFORMATION. If Republic Shares owned by a Holder are included in any registration, such Holder shall furnish Republic such information regarding itself as Republic may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         8.7       INDEMNIFICATION.

                   (a) Republic will indemnify and hold harmless the Holders and each person, if any, who controls a Holder within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which the Holders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, Republic will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any Holder or such controlling person in writing specifically for use in the preparation thereof.

                   (b) Each of the Holders, individually and not jointly, will indemnify and hold harmless Republic and each person, if any, who controls Republic within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which Republic or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of any Holder specifically for use in the preparation thereof; provided, however, that the indemnification obligations of each Holder hereunder shall be limited to the amount of gross proceeds received by such Holder from the sale of Republic Shares pursuant to the Registration Statement.

                   (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section

8.7 notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                   (d) In the event any of the Republic Shares are sold by any Holder or Holders in an underwritten public offering consented to by Republic, Republic shall provide indemnification to the underwriters of such offering and any person controlling any such underwriter on behalf of the Holder or Holders making the offering; provided, however, that Republic shall not be required to consent to any such underwriting or to provide such indemnification in respect of the matters described in the proviso to the first sentence of Section 8.7(a).

         8.8       ADDITIONAL UNDERTAKINGS.

         (a) In order to facilitate the resale by Holders of Republic Shares during any period in which the Registration Statement shall not be effective, Republic shall use its best efforts to take all action and file with the SEC such information as the SEC may require as a condition to the availability of Rule 144 or Rule 145 under the Securities Act (or any successor exemptive rule hereafter in effect).

         (b) During the three (3) years following the Effective Date, Republic shall use its best efforts to maintain its listing on The Nasdaq Stock Market or other nationally recognized securities exchange.


                                   ARTICLE IX

                                INDEMNIFICATION

         9.1 AGREEMENT BY THE CONTROL SHAREHOLDERS TO INDEMNIFY. The Control Shareholders agree to indemnify and hold Republic harmless from and against the aggregate of all Indemnifiable Damages (as defined below).

                   (a) For purposes of this Agreement, "Indemnifiable Damages" means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Republic in excess of $500,000.00, to the extent (i) resulting from any breach of a representation or warranty made by the Fennell Companies in or pursuant to this Agreement, except for matters disclosed to Republic prior to Closing pursuant to Section
         5.6 herein, (ii) resulting from any breach of the covenants or agreements made by the Fennell Companies or the Control Shareholders in this Agreement, or (iii) resulting from any inaccuracy in any certificate delivered by the Fennell Companies or any Control Shareholder pursuant to this Agreement. The total Indemnifiable Damages shall not exceed Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) in the aggregate.

                   (b) Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Republic shall have the right to be put in the same financial position as it would have been in at the Effective Date had each of the representations and warranties of the Fennell Companies been true and correct.

                   (c) Each of the representations and warranties made by the Fennell Companies in this Agreement or pursuant hereto shall survive for a period of one year after the Effective Time, notwithstanding any investigation at any time made by or on behalf of Republic and upon expiration of such one year period, such representations and warranties shall expire except (i) with respect to claims resulting from a breach of any representation, warranty or covenant relating to Republic incurring any Taxes because of the disqualification of any of the Fennell Companies' "S" corporation elections prior to the date preceding the Effective Time (a "Tax Claim"); written notice of any such Tax Claim must be received prior to the expiration of the statutory period during which any taxing authority may bring a claim against the Fennell Companies, the Control Shareholders or Republic for Taxes which are the subject of any such Tax Claim, and (ii) the representations and warranties of the Fennell Companies contained in Sections 3.1, 3.2, 3.3, 3.4, and 3.5 shall not expire but shall continue indefinitely. No claim for the recovery of Indemnifiable Damages may be asserted by Republic against the Control Shareholders after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred.

         9.2 SECURITY FOR THE CONTROL SHAREHOLDERS' INDEMNIFICATION OBLIGATION. As security for the agreement by the Control Shareholders to indemnify and hold Republic harmless as described in Section 9.1, at the Closing, the Control Shareholders shall deliver to and Republic shall set aside and hold certificates representing 154,252 shares of Republic Common Stock to be issued pursuant to Section 1.4 hereunder (the "Pledged Shares") for a period not to exceed one year from the Effective Date. There shall also be deposited with Republic, subject to the terms of this Section 9.2, all shares of Republic Common Stock issued to the Control Shareholders with respect to the Pledged Shares as a result of any stock dividend or stock split. The Pledged Shares and all stock issued or paid upon the Pledged Shares and proceeds thereof are hereinafter referred to as the "Collateral." Except with respect to shares transferred pursuant to the right of setoff referred to below (and in the case of such shares, until the same are transferred), all Pledged Shares shall be deemed to be owned by the Control Shareholders and the Control Shareholders shall be entitled to vote the same and to receive all cash dividends paid upon same.

                   (a) Republic may make a claim for payment of Indemnifiable Damages and may set off against the Pledged Shares any Indemnifiable Damages for which the Control Shareholders may be responsible pursuant to this Agreement, subject, however, to the following terms and conditions:

                            (1) Republic shall give written notice to the Control Shareholders of any claim for Indemnifiable Damages, which notice shall set forth (i) the amount of Indemnifiable Damages which Republic claims to have sustained, and (ii) the basis of the claim therefore, and (iii) copies of all documentation and other evidence in support of such claim;

                           (2) Unless the Indemnifiable Damages arise from a claim of a third party, with respect to which the Control Shareholders have elected to assume the defense of and pay any resulting liability, judgment or settlement thereunder, such set off shall be effected on the later to occur of the expiration of thirty (30) days from the delivery of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, in accordance with paragraph (3) below;

                           (3) If, prior to the expiration of the Notice of Contest Period, the Control Shareholders shall notify Republic in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days after expiration of such period (the "Resolution Period"), then Republic shall submit such dispute to arbitration. The arbitration shall be conducted in Charleston, South Carolina by a committee of three arbitrators (one appointed by the Control Shareholders, one appointed by Republic and one appointed by the two arbitrators so appointed), which shall be appointed within 60 days after the expiration of the Resolution Period. The arbitrators shall permit discovery in accordance with the Federal Rules of Civil Procedure and shall abide by the rules of the American Arbitration Association. Their decision shall be made within 45 days of being appointed and shall be final and binding on all parties;

                           (4) If the judgment of the arbitrators is adverse to the Control Shareholders, the amount thereof shall be paid by the Control Shareholders within ten (10) days of the written decision of the arbitrators, which when aggregated with all Indemnifiable Damages shall not exceed $7,500,000. In the event the Control Shareholders do not pay within such ten day period, then Republic shall within five (5) days thereafter, set off against such portion of the Collateral as shall have an aggregate value equal to the amount of the final judgment of the arbitrators.

                   (b) Subject to applicable accounting, securities, tax and other legal requirements, the Control Shareholders may at any time instruct Republic to sell some or all of the Pledged Shares and the proceeds thereof shall be held as substitute collateral for the Pledged Shares. The Control Shareholders may direct that such proceeds be reinvested in investment grade securities in their names subject to the security interest contemplated hereby. If the Pledged Shares have not otherwise been released within four (4) years from the Effective Date, the Control Shareholders will substitute other collateral in place of the Pledged Shares equal to the value of such Pledged Shares on the Effective Date and the Pledged Shares shall be released.

                   (c) The Republic Companies agree to release the Collateral from the security interest created in this Section 9.2 no later than the first anniversary of the Effective Time and the Republic Companies agree to promptly deliver to the Control Shareholders all certificates evidencing any Pledged Shares then held by them unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Collateral remaining on deposit after such claim shall not be returned to the Control Shareholders until after the time of satisfaction.

                   (d) The remedies provided for in this Section 9.2 shall be in addition to and not in lieu of any other remedies available to the Republic Companies under this Agreement; provided however, following consummation of the Mergers, a claim for Indemnifiable Damages pursuant to this Article IX shall be Republic's sole and exclusive remedy for any breach of the representations, warranties, covenants and agreements contained herein or in any other documents delivered in connection with the Closing, and in consideration of such limitation, the Control Shareholders agree to waive any and all rights of contribution or other claims he or she may have against the Fennell Companies with respect to the breach of any of the Fennell Companies' representations and warranties.

         9.3 ADJUSTMENT TO MERGER CONSIDERATION. All setoffs of Pledged Shares for Indemnifiable Damages made pursuant to this Article IX shall be treated as adjustments to the consideration set forth in Section 1.4.


                                   ARTICLE X

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after the Effective Time of the Republic Shares:

         10.1 DISPOSITION OF SHARES. The Control Shareholders represent and warrant on behalf of themselves and the Shareholders that the shares of Republic Common Stock being acquired by them hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by Republic with the SEC of any registration statement, offering circular or other document, in which case, the Shareholders shall first supply to Republic an opinion of counsel (which counsel and opinions shall be satisfactory to Republic) that such exception is available, or (b) an effective registration statement filed by Republic with the SEC under the Securities Act.

         10.2 LEGEND. The certificate representing the Republic Shares shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145 (D) PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY
         NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER
         WITHOUT COMPLIANCE WITH

         THE SECURITIES AND EXCHANGE COMMISSION'S ACCOUNTING SERIES RELEASES 130 AND 135.

Republic may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.


                                   ARTICLE XI

                                  DEFINITIONS

         11.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                   "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                   "Contract" means any indenture, lease, sublease, license, loan agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation or other contract, agreement or instrument, whether written or oral.

                   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                   "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                   "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                   "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind

         (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                   "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business.

                   "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                   "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

                   "Republic Shares" means the shares of Republic Common Stock which the Shareholders receive in connection with the Mergers.

                   "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

                   "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

                   "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         11.2      OTHER DEFINITIONAL PROVISIONS.

                   (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                   (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                   (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                   (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

         11.3 KNOWLEDGE. Whenever any representation or warranty of an individual is expressly qualified by reference to knowledge, the "knowledge" so referred to shall be deemed to be such individual's actual knowledge after reasonable inquiry under the circumstances. Whenever any representation and warranty of a corporation is expressly qualified by reference to knowledge, the "knowledge" so referred to shall be deemed to be the actual knowledge, after reasonable inquiry under the circumstances, of its officers, directors and managers, including those officers, directors and managers having authority over or responsibility for the subject matter of such representation or warranty, at the time such representation or warranty is made.

                                  ARTICLE XII

                       TERMINATION, AMENDMENT AND WAIVER

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                   (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                   (b) by any party at any time prior to the Closing Date if there shall be a pending or threatened action or proceeding before any court or other governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated hereby, and which, in the reasonable judgment of such party, makes it inadvisable to proceed with the transactions contemplated by this Agreement.

                   (c) by Republic in the event of a material breach by any of the Fennell Companies or the Control Shareholders of any provision of this Agreement, or by the Control Shareholders in the event of a material breach by the Republic Companies of any provision of this Agreement; or

                   (d) by the Fennell Companies or the Republic Companies by notice to the other consistent with the notice provisions contained herein, if the Closing shall not have occurred by December 31, 1995.

         12.2 EFFECT OF TERMINATION. Except as provided in Article IX, in the event of termination of this Agreement pursuant to Section 12.1, this Agreement and the Plans of Merger shall forthwith become void, there shall be no liability on the part of the parties hereto or thereto to each other and all rights and obligations of the parties hereto or thereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                    (a)     IF TO ANY OF THE REPUBLIC COMPANIES TO:

                            Republic Waste Industries, Inc.
                            200 East Las Olas Blvd., Suite 1400
                            Ft. Lauderdale, FL 33301
                            Attn: Harris W. Hudson, President
                            Telecopy:  (305) 779-3884

                            WITH A COPY TO:

                            Akerman, Senterfitt & Eidson, P.A.
                            801 Brickell Avenue, 24th Floor
                            Miami, Florida  33131
                            Attention: Jonathan L. Awner, Esq.
                            Telecopy: (305) 374-5095

                    (b)     IF TO THE FENNELL COMPANIES OR THE SHAREHOLDERS TO:

                            Fennell Container Company, Inc.
                            P.O. Box 62679
                            N. Charleston, South Carolina  29419
                            Attn:  George W. Fennell
                            Telecopy:  (803) 760-5216

                            WITH A COPY TO:

                            Nicholas C.  Sottile, Esq.
                            Sottile & Hopkins, L.L.P.
                            753 Coleman Blvd.
                            Mt.  Pleasant, South Carolina  29464
                            Telecopy: (803) 884-5868

         13.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         13.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

         13.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         13.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other parties.

         13.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         13.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         13.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

         13.9 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and obtain the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   REPUBLIC WASTE INDUSTRIES, INC.


                                   By:/s/ Gregory K. Fairbanks
                                      -----------------------------------------
                                      Gregory K. Fairbanks, Executive
                                      Vice President


                                   RI/FCC MERGERSUB, INC.


                                   By:/s/ Gregory K. Fairbanks
                                      -----------------------------------------
                                      Gregory K. Fairbanks, Executive
                                      Vice President


                                   RI/PD MERGERSUB, INC.


                                   By: Gregory K. Fairbanks
                                      -----------------------------------------
                                      Gregory K. Fairbanks, Executive
                                      Vice President


                                   RI/FV MERGERSUB, INC.


                                   By:/s/ Gregory K. Fairbanks
                                      -----------------------------------------
                                      Gregory K. Fairbanks, Executive
                                      Vice President


                                   RI/FWS MERGERSUB, INC.


                                   By:/s/ Gregory K. Fairbanks
                                      -----------------------------------------
                                      Gregory K. Fairbanks, Executive
                                      Vice President

                                   RI/INVESTMENT CO., INC.


                                   By:/s/ Gregory K. Fairbanks
                                      -----------------------------------------
                                      Gregory K. Fairbanks, Executive
                                      Vice President


                                   FENNELL WASTE SYSTEMS, INC.


                                   By:/s/ George W. Fennell
                                      -----------------------------------------
                                      George W. Fennell, President


                                   FENNELL CONTAINER CO., INC.


                                   By:/s/ George W. Fennell
                                      -----------------------------------------
                                      George W. Fennell, President


                                   FENN-VAC, INC.


                                   By:/s/ George W. Fennell
                                      -----------------------------------------
                                      George W. Fennell, President


                                   PEPPERHILL DEVELOPMENT CO., INC.


                                   By:/s/ George W. Fennell
                                      -----------------------------------------
                                      George W. Fennell, President


                                   GF/WWF, INC.


                                   By:/s/ George W. Fennell
                                      -----------------------------------------
                                      George W. Fennell, President

                                      /s/ George W. Fennell
                                      -----------------------------------------
                                      George W. Fennell, individually


                                      /s/ Robert N. Shepard
                                      -----------------------------------------
                                      Robert N. Shepard, individually

         The undersigned hereby join in this Agreement for the limited purpose of agreeing that they will comply with those sections of this Agreement which are applicable to such parties.



                                      /s/ G. Scott Fennell
                                      -----------------------------------------
                                      G. Scott Fennell, individually


                                      /s/ S. Allison Fennell
                                      -----------------------------------------
                                      S. Allison Fennell, individually


                                      /s/ Debra A. Haschker
                                      -----------------------------------------
                                      Debra A. Haschker, individually


                                      /s/ James R. Bland
                                      -----------------------------------------
                                      James R. Bland, individually


                                      /s/ John H. Chapman
                                      -----------------------------------------
                                      John H. Chapman, individually


                                      /s/ Leo J. Zolnierowicz
                                      -----------------------------------------
                                      Leo J. Zolnierowicz, individually


                                      /s/ Jeffrey A. Forslund
                                      -----------------------------------------
                                      Jeffrey A. Forslund, individually